UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2024

Serina Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

601 Genome Way, Suite 2001

Huntsville, Alabama 35806

(Address of principal executive offices)

(256) 327-9630

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SER	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

On July 29, 2024, Serina Therapeutics, Inc. (the “Company”) issued a press release announcing that Randall Moreadith, M.D., Ph.D., the Company's Chief Development Officer, will participate in the 4th Annual mRNA-Based Therapeutics Summit held between July 29 and July 31, 2024 (“Therapeutics Summit”) in Boston, Massachusetts and will be using the materials furnished as Exhibit 99.1 to this report (the “Presentation”) in connection with the Therapeutics Summit. The Presentation is incorporated into this Item 7.01 by reference. A copy of the press release is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Presentation of Serina Therapeutics, Inc. to be used beginning July 29, 2024
99.2	Press Release, dated July 29, 2024, issued by Serina Therapeutics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERINA THERAPEUTICS, INC.

Date: July 29, 2024	By:	/s/ Steven Ledger
Interim Chief Executive Officer